UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PRUDENTIAL FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	22-3703799
(State of Incorporation or Organization)	(IRS Employer Identification Number)

751 Broad Street, Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-132469; 333-132469-01; 333-132469-02

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.0% Junior Subordinated Notes due 2068	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Prudential Financial, Inc. (the “Company”) hereby incorporates by reference the description of its 9.0% Junior Subordinated Notes due 2068 contained in the Prospectus, dated March 16, 2006, under the heading “Description of Debt Securities We May Offer”, and in the Prospectus Supplement, dated June 24, 2008, under the headings “Description of the Junior Subordinated Notes” and “Description of the Replacement Capital Covenant”, filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2008, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as part of the Company’s automatic shelf registration statement on Form S-3ASR (File Nos. 333-132469, 333-132469-01 and 333-132469-02).

Item 2. Exhibits.

Exhibit No.	Description
4.1	Subordinated Debt Securities Indenture, dated June 17, 2008, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 30, 2008).

4.2	Second Supplemental Indenture, dated June 30, 2008, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the Commission on June 30, 2008).

4.3	Form of Junior Subordinated Note (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the Commission on June 30, 2008).

99.1	Replacement Capital Covenant, dated June 30, 2008 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the Commission on June 30, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 7, 2008

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Stephen W. Gauster
Name:	Stephen W. Gauster
Title:	Vice President and Assistant Secretary